Exhibit 4
                                                                 ---------


                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------




     Tamarix Investors Ltd. hereby assigns to Tamarix Investors LDC, a Cayman Islands limited duration company, responsibility to perform all the obligations of Tamarix Investors Ltd. under the Agreement to Purchase Common Stock made between Tamarix Investors Ltd. and Finprogetti S.p.A. on 7 March 1997, and Tamarix Investors LDC hereby assumes all the obligations of Tamarix Investors Ltd. thereunder. Tamarix Investors LDC shall stand in the place and stead of Tamarix Investors Ltd. with respect to that Agreement, so that each place that the name Tamarix Investors Ltd. shall appear in the Agreement, the name Tamarix Investors LDC shall be substituted. All other terms and conditions of that Agreement shall remain unchanged.

     Finprogetti S.p.A. hereby agrees to the Assignment to Tamarix Investors LDC as aforesaid.

                                            Finprogetti S.p.A.


                                            By:/s/Giovanni Caronia
                                               -------------------
                                                  Chairman


                                            Tamarix Investors LDC


                                            By:/s/Mark Hauser
                                                --------------
                                                   Chairman


                                            Tamarix Investors Ltd.


                                            By:/s/Mark Hauser
                                               --------------
                                                  Chairman


24 April 1997